EXHIBIT SUB-ITEM 77Q1(f)



Attachment to Form N-SAR


August 28, 2007

Securities and Exchange Commission
100 F Street
Washington, DC 20549


We have read the Exhibit to Item 77K of Form N-SAR dated August 28, 2007 of Seligman Portfolios, Inc. for the fiscal period ended June 30, 2007, and are in agreement with the statements contained in the first, second, third and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


[OBJECT OMITTED]]

/s/ ERNST & YOUNG LLP